Exhibit 99.2

Marin Software Appoints Brian Kinion to Board of Directors

San Francisco, CA (June 26, 2017) – Marin Software Incorporated (NYSE: MRIN), a leading provider of cross-channel, cross-device, enterprise marketing software for advertisers and agencies, today announced that software and financial executive Brian Kinion has joined the company’s Board of Directors and will chair the board's audit committee.

Mr. Kinion brings over 25 years of finance and accounting experience with a focus on software and SaaS, in particular. He has scaled finance organizations with broad expertise including financial modeling, business planning and forecasting, strategy, tax, M&A, SEC reporting, systems integration, investor relations, and the controllership function. During his four years with Marketo, Mr. Kinion served in various finance roles, most recently as the company’s CFO. Prior to Marketo, Mr. Kinion served as VP, Global Controller at SuccessFactors, where he oversaw the accounting department. At both Marketo and SuccessFactors he managed the audit committee relationships.

“We’re pleased to have Brian as a member of our Board of Directors” said Chris Lien, CEO of Marin Software. “His experience and knowledge of SaaS will greatly benefit Marin as we work to return to growth and provide valuable guidance to our team. I’m looking forward to Brian’s leadership of the Board’s audit committee, where his skills and background are an excellent fit.”

“Marin is recognized as a leader in the digital advertising industry,” said Kinion. “I’m honored to join Marin’s Board of Directors, and I’m excited to work with the executive team to support Marin’s cross-channel vision and to bolster adoption of its digital marketing platform. I am looking forward to working with the rest of the Marin Board and the executive team to help the company as it works toward returning to growth.”

“As an outstanding software executive with finance and accounting expertise, we’re pleased to welcome Brian to the Marin Board of Directors,” said Gordon Crovitz, lead independent director on Marin’s Board. “We’re fortunate to be able to benefit from Brian’s knowledge as Marin invests to maximize stockholder value.”

About Marin Software

Marin Software Incorporated’s (NYSE: MRIN) mission is to give advertisers the power to drive higher efficiency, effectiveness, and transparency in their paid marketing programs that run on the world’s largest publishers.  Marin provides industry leading enterprise marketing software for advertisers and agencies to measure, manage, and optimize billions of dollars in annualized ad spend across the web and mobile devices. Offering an integrated SaaS ad management platform for search, social, and display advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social, and display interactions. Headquartered in San Francisco, with offices in eight countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin Software, visit marinsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, the benefits of Mr. Kinion’s experience and knowledge of SaaS companies, the company’s work to return to growth, and Marin’s investments to maximize stockholder value. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; delays in the release of updates to our product platform or new features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenues, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, and Current Reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of June 26, 2017. Marin Software assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Media Contact

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2586

press@marinsoftware.com